UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

SPEEDUS CORP.
(Exact name of registrant as specified in charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

1 Dag Hammarskjold Blvd. Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(888)-773-3669 Ext. 23

Not Applicable
(Former name or former address, if changed from last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Speedus Corp. (OTCQB: SPDE) today announced the voluntary filing of a Form 15 with the Securities and Exchange Commission (the "SEC"). Speedus filed the Form 15 with the SEC today in order to effect a termination of the registration of its common stock under the Securities Exchange Act of 1934. Upon the filing of the Form 15, Speedus’ obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, was suspended.

The Company’s Board of Directors has approved this action, which the Company is taking to reduce the substantial legal, accounting and other expenses, including Sarbanes-Oxley Act costs, associated with reporting compliance and to make those savings available for continued operation of the business.

The Company expects that shareholders will be able to continue to trade the outstanding common shares of Speedus, and the Company intends to continue to maintain a public listing on the OTC Pink Sheets market or other exchange as it may determine appropriate.

Speedus currently intends to continue to provide financial information and updates regarding the Company on its web site, www.speedus.com, as well as through other distribution methods it may identify, and to stockholders directly upon written request.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

By: /s/ John A. Kallassy
Name: John A. Kallassy
Title: Chief Financial Officer
Date: February 16, 2011

EXHIBITS INDEX

EXHIBIT
NUMBER	TITLE OF DOCUMENT

99.1	Press release dated February 16, 2011